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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 13, 2001


                        New Century Equity Holdings Corp.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                   000-28536               74-2781950
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 (State or Other Jurisdiction       (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


  10101 Reunion Place, Suite 450, San Antonio, Texas           78216
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      (Address of Principal Executive Offices)               (Zip Code)


         Registrant's telephone number, including area code: (210) 302-0444


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ITEM 5.  OTHER EVENTS

      On August 13, 2001, the Company and various other investors entered into a Series A Preferred Stock Purchase Agreement with Tanisys Technology, Inc. ("Tanisys") to purchase a total of 2,575,000 shares of Tanisys' Series A Preferred Stock for $1.00 per share (total gross proceeds of $2,575,000). Each share of the Series A Preferred Stock is initially convertible into 33.334 shares of Tanisys' common stock. The Company purchased 1,000,000 shares of Tanisys' Series A Preferred Stock for total consideration of $1,000,000. Through the 1,000,000 shares of Series A Preferred Stock, the Company owns approximately 30% of the voting securities of Tanisys.

      In connection with the Purchase Agreement, Tanisys will make payments to the holders of the Series A Preferred Stock, to the extent its cash flow meets certain levels, until the holders have received the amount of their investment in the Series A Preferred Stock. At the sole option of the Company, these payments may be converted into additional shares of Series A Preferred Stock, in lieu of cash, to be delivered to the holders of the Series A Preferred Stock. Tanisys has granted a security interest in all of its assets to secure its obligation to make these payments, and has agreed to issue additional shares of Series A Preferred Stock, equal to 50% of the then fully diluted common stock, to the holders of the Series A Preferred Stock if Tanisys fails to return the amount of their investment, plus cumulative dividends at the rate of 15% annually, by July 15, 2003. At the sole option of the Company, dividend payments may be converted into additional shares of Series A Preferred Stock, in lieu of cash, to be delivered to the holders of Series A Preferred Stock. Tanisys also agreed to issue, at up to six different times, additional shares of Series A Preferred Stock to the holders of the Series A Preferred Stock equal to 25% of the then fully diluted common stock if Tanisys fails to meet any of certain financial requirements for six periods of time, beginning with the quarters ended September 30, 2001 and December 31, 2001, and then for the four six-month periods ending June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003. Each failure to meet any one of the several financial requirements in any of the six periods will result in Tanisys being required to issue additional shares of Series A Preferred Stock, for no additional consideration, to the holders of the Series A Preferred Stock.

      Mr. Parris H. Holmes, Jr., Chairman of the Board of Directors and CEO of the Company, is also the Chairman of the Board of Directors of Tanisys. Additionally, and in conjunction with the transaction noted above, the Company appointed two additional directors to the Board of Directors of Tanisys.



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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    NEW CENTURY EQUITY HOLDINGS CORP.



Date:  August 28, 2001              By: /s/ DAVID P. TUSA
                                        ---------------------------------
                                        Name:  David P. Tusa
                                        Title: Senior Vice President,
                                               Chief Financial Officer and
                                               Corporate Secretary



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